UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4645 Morena Boulevard, San Diego, CA	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 587-1500

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

In connection with the previously announced resignation of Patricia K. Johnson, our former Executive Vice President, Chief Financial Officer and Treasurer, Leonard H. Mogil was appointed as our interim Chief Financial Officer, effective August 14, 2008, while our Board of Directors conducts a search for a permanent replacement. This appointment was in addition to Mr. Mogil’s current role as our interim Chief Executive Officer. Biographical information regarding Mr. Mogil, as well as a description of his employment agreement, was provided in our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

By:	/S/ LEONARD H. MOGIL
Leonard H. Mogil Chief Executive and Financial Officer

Date: August 20, 2008